SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 15, 2010

EXTREME MOBILE COATINGS WORLDWIDE CORP.
 (Exact Name Of Registrant As Specified In Charter)

Delaware	333-148425	11-3460949
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

126 Dewey Dr.
Nicholasville, Kentucky 40356
 (Address Of Principal Executive Offices)

Phone number (859) 887-1199
 (Issuer Telephone Number)

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 7

Item 7.01      Regulation FD Disclosure.

On March 12, 2010, the Registrant entered into a Letter of Intent, dated March 3, 2010, with Clean Marine, Inc. whereby the Registrant shall purchase 100% of the issued and outstanding common stock of Clean Marine, Inc., and its operating business known as Clean Air Today.

The closing of the transaction will occur as promptly as practicable.

Clean Marine, Inc., DBA Clean Air Today is a contracting company, servicing commercial and residential, Hotel / Motel / Restaurants, the marine industry, the yacht industry, and also handles coatings, green cleaning solutions, HVAC systems and other services related to extreme mobile coating for restoration and the preservation of product and infrastructure.

Clean Marine, as part of the Company will be working with an approved Florida State contractor for various coating applications, and expects to finalize an agreement for the coating of light poles throughout the state of Florida.  Once this aspect is completed, Clean Marine, and the Company would seek to approach the State of Florida with many other coating applications, including the Department of Transportation.

On March 17, 2010, the Company issued a press release relating to the Reorganization.  A copy of the press release is attached as Exhibit 99.1.

Section 9 — Financial Statement And Exhibits

Item 9.01 Financial Statement And Exhibits.

(c)	Exhibits.
Exhibit 10.1	Letter of Intent between Extreme Mobile Coating Worldwide Corp. and Clean Marine, Inc., dated March 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Extreme Mobile Coatings Company, Ltd.

By:	/s/ Charles Woodward
Charles Woodward
President

Dated: March 19, 2010